EXHIBIT 23.1

REPORT AND CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Donegal Group Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-89644, 333-174612, 333-201101, 333-212723, 333-228114 and 333-233167) on Form S-8 and registration statements (Nos. 333-59828 and 333-226957) on Form S-3 of Donegal Group, Inc. (Company) of our reports dated March 6, 2020, with respect to the consolidated balance sheets of Donegal Group, Inc. and subsidiaries as of December 31, 2019 and 2018, the related consolidated statements of income (loss) and comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2019, and the related notes and financial statement schedule III, and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10-K of Donegal Group, Inc. Our report on the financial statements refers to a change to the method of accounting for changes in fair value of equity securities in 2018.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 6, 2020